UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As previously disclosed, on January 27, 2015, Cliffs Natural Resources Inc. (the “Company”) announced that Bloom Lake General Partner Limited and certain of its affiliates, including Cliffs Québec Iron Mining ULC (collectively, the “Bloom Lake Group”) commenced restructuring proceedings in Montreal, Québec, under the Companies’ Creditors Arrangement Act (Canada). Certain obligations of the Bloom Lake Group, including equipment loans, are guaranteed by the Company. On March 16, 2015, The Bank of Nova Scotia (“BNS”) filed a lawsuit in the U.S. District Court for the Northern District of Ohio, Eastern Division, against the Company, asserting that the Company breached its obligations under a guaranty of certain equipment loans pursuant to a Master Loan and Security Agreement, dated September 27, 2013, among certain members of the Bloom Lake Group and Key Equipment Finance Inc. (BNS’ predecessor-in-interest) (the "Equipment Loans"). BNS is seeking an award of $52.6 million plus unpaid accrued interest and expenses. Among other defenses to this litigation, the Company is current in its payment obligations under the Equipment Loans.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	March 19, 2015	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary